EXECUTION VERSION

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                              DII INDUSTRIES, LLC,

                                            as Issuer,



                              HALLIBURTON COMPANY,

                                            as Co-Obligor,



                                       and



                              JPMORGAN CHASE BANK,

                                            as Trustee

                        ---------------------------------



                          Third Supplemental Indenture

                          Dated as of December 12, 2003



                        --------------------------------


                      Unsecured Debentures, Notes and Other
                            Evidences of Indebtedness



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

         THIRD SUPPLEMENTAL INDENTURE dated as of December 12, 2003 (the "Third Supplemental Indenture") by and among DII Industries, LLC (formerly Dresser Industries, Inc.), a Delaware limited liability company ("DII Industries"), Halliburton Company, a Delaware corporation ("Halliburton"), and JPMorgan Chase Bank, a New York banking corporation (successor by merger to Texas Commerce Bank National Association, a national banking association), as trustee (the "Trustee").

         Capitalized terms used by not defined herein have the meanings ascribed to them in the Indenture (as defined below).

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of DII Industries' unsecured debentures, notes and other evidences of indebtedness from time to time authenticated and delivered pursuant to the Indenture, as supplemented hereby:

                                    RECITALS

1. DII Industries and the Trustee are parties to that certain Indenture, dated as of April 18, 1996 (the "Original Indenture"), as supplemented by the First Supplemental Indenture, dated as of August 6, 1996 (the "First Supplemental Indenture"), and as supplemented by the Second Supplemental Indenture, dated as of October 27, 2003 (the "Second
         Supplemental Indenture"). The Original Indenture, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, is herein referred to as the "Indenture."

2. DII Industries and Halliburton intend that Halliburton will assume as a co-obligor with DII Industries all of DII Industries' obligations under the Indenture.

3. Section 9.01 of the Indenture provides that DII Industries and the Trustee may amend the Indenture or the Securities without consent of any Securityholder to, among other things, make such provisions with respect to matters or questions arising under the Indenture as may be necessary or desirable and not inconsistent with the Indenture or with any indenture supplemental thereto or any Board Resolution establishing any series of Securities, provided that such amendment does not adversely affect the rights of any Securityholders.

4. Halliburton's assumption as a co-obligor of DII Industries' obligations under the Indenture will not adversely affect the rights of any Securityholder.

5. All things necessary to make this Third Supplemental Indenture a valid and legally binding agreement of DII Industries and Halliburton have been done.

6. DII Industries, Halliburton and the Trustee agree to amend the Indenture as follows:

                                    ARTICLE I
                            ASSUMPTION OF OBLIGATIONS

         Effective as of the date hereof, Halliburton hereby expressly assumes as a co-obligor the due and punctual payment of the principal of and premium, if any, and interest on all of the Securities and the due and punctual performance of all of the covenants and conditions of the Indenture, as supplemented by this Third Supplemental Indenture. Halliburton, in addition to DII Industries, will be deemed to be the "Company" for purposes of the Indenture, with the same effect as if Halliburton and DII Industries had each been named as the "Company" in the Indenture, as supplemented by this Third Supplemental Indenture.

         Nothing herein shall be construed to release DII Industries from any of its obligations under the Indenture and under the Securities, including its obligation to pay the principal of and premium, if any, and interest on the 7.60% Debentures due 2096 that were issued pursuant to the Indenture and any other Securities issued pursuant to the Indenture.

                                   ARTICLE II
                                     NOTICES

         Any notice or communication provided or permitted by the Indenture to be made upon, given or furnished to, or filed with, Halliburton pursuant to
Section 10.02 of the Indenture shall be addressed:

                  Halliburton Company
                  1401 McKinney, Suite 2400
                  Houston, Texas 77010
                  Attention: Chief Financial Officer
                  Facsimile No.:  (713) 759-2619

                                   ARTICLE III
                                  MISCELLANEOUS

         Section 3.01. Ratification. Except as expressly amended and supplemented by this Third Supplemental Indenture, the Indenture shall remain unchanged and in full force and effect. This Third Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part thereof.

         Section 3.02. Governing Law. This Third Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of Texas (except that, to the fullest extent permitted by law, no effect shall be given to any conflict of law principles of the State of Texas that would require the application of the laws of any other jurisdiction) and the applicable federal laws of the United States.

         Section 3.03. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to be one and the same instrument.

         Section 3.04. Separability. In case any one or more of the provisions contained in this Third Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Third Supplemental Indenture, but this Third Supplemental Indenture shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         Section 3.05. Concerning the Trustee. The Trustee assumes no duties, responsibilities or liabilities by reason of this Third Supplemental Indenture other than as set forth in the Indenture.

                  IN WITNESS WHEREOF, each of the parties have duly executed and delivered this Third Supplemental Indenture or have caused this Third Supplemental Indenture to be duly executed on their respective behalf by the respective officers thereunto duly authorized, as of the day and year first written above.

                                       DII INDUSTRIES, LLC



                                       By:    /s/  M.S Bender
                                          ----------------------------------
                                          Name: M.S. Bender
                                          Title:  Vice President and Treasurer




                                       HALLIBURTON COMPANY



                                       By:   /s/  Jerry H. Blurton
                                          ----------------------------------
                                          Name:  Jerry H. Blurton
                                          Title:  Vice President and Treasurer




                                       JPMORGAN CHASE BANK, as Trustee



                                       By:   /s/  Frank W. McCreary
                                          ----------------------------------
                                          Name:  Frank W. McCreary
                                          Title:    Trust Officer